Exhibit 99.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

The undersigned hereby certify that the Quarterly Report on Form 10-Q of Marine Products Corporation for the quarterly period ended June 30, 2002 as filed August 5, 2002 with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Marine Products Corporation.

Date: August 5, 2002	/s/ Richard A. Hubbell
Richard A. Hubbell
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 5, 2002	/s/ Ben M. Palmer
Ben M. Palmer
Vice President, Chief Financial Officer,
Treasurer, and Assistant Secretary
(Principal Financial and Accounting Officer)